As Filed with the Securities and Exchange Commission on January 13, 2006

                                                      Registration No. 333-03909


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         Post-Effective Amendment No. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             TMSS LIQUIDATION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    OKLAHOMA                                 91-1098155
---------------------------------------------            -------------------
(State or other jurisdiction of incorporation             (I.R.S. Employer
               or organization)                          Identification No.)

                                5811 Trenton Ave.
                           Stillwater, Oklahoma     74074
                    ----------------------------------------
                    (Address of principal executive offices)

                        TMS, Inc. 1996 Stock Option Plan
                        --------------------------------
                            (Full title of the plan)


                                Deborah D. Mosier
                                5811 Trenton Ave.
                           Stillwater, Oklahoma 74074
                                 (405) 707-9060
-------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)


                                   Copies to:

                               Chris Coleman, Esq.
                    McAfee & Taft A Professional Corporation
                       Tenth Floor, Two Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102-7103
                            Telephone: (405) 235-9621
                            Facsimile: (405) 235-0439

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
                 EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 17, 1996 (Registration No. 333-03909) (the "Registration Statement") deregisters shares of the common stock of TMSS, Liquidation, Inc. (formerly known as TMS, Inc.) (the "Company"), par value $0.05 per share, that had been registered for issuance under the Company's 1996 Stock Option Plan (the "Plan"). The Plan has been terminated and no securities are outstanding under the Plan.

     At a special meeting held on December 17, 2004, the Company's shareholders approved the sale of substantially all of its assets to PIC Acquisition, Inc., a wholly owned subsidiary of Pegasus Imaging Corporation, and approved a plan of liquidation and dissolution of the Company. The Company also completed the sale of its membership interest in VSC Technologies, LLC to Measurement Incorporated. On June 30, 2005, the Company filed a certificate of dissolution with the state of Oklahoma and on August 15, 2005, the NASD Non-NASDAQ OTC Bulletin Board discontinued trading its common stock. On November 15, 2005, the Company transmitted approximately $1,942,000 in cash to its transfer agent to be used for a final liquidation payment to its shareholders. Each shareholder of record as of August 15, 2005 became entitled to receive $.148 in cancellation of each share of Company common stock previously held. The transfer agent mailed all checks to the Company's former shareholders on January 11, 2006.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on the 13th day of January 2006.

(Registrant)                          TMSS LIQUIDATION, INC.

                                  By: /s/ Deborah D. Mosier
                                      Deborah D. Mosier
                                      President and Chief Financial Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 13th day of January 2006.

Signature                                          Title
---------                                          -----


/s/ Don Brown, Jr.                       Director
------------------------------------
Don Brown, Jr.


/s/ Arthur D. Crotzer                    Director
------------------------------------
Arthur D. Crotzer

                                         President, Chief Financial Officer
/s/ Deborah D. Mosier                    and Director
------------------------------------
Deborah D. Mosier


/s/ Russell W. Teubner                   Director
------------------------------------
Russell W. Teubner